Exhibit 4.2

C L I F F O R D C H A N C E	Clifford Chance LLP

EXECUTION VERSION

WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC

AND

WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC
AS ISSUERS

HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED
AS NOTE TRUSTEE

HSBC BANK PLC
AS ISSUING AND PAYING AGENT, REGISTRAR, TRANSFER AGENT AND
CALCULATION AGENT

RELATING TO THE £3,000,000,000 EURO MEDIUM TERM NOTE PROGRAMME OF THE
ISSUERS
EURO MEDIUM TERM NOTE PROGRAMME

AGENCY AGREEMENT

 THIS AGENCY AGREEMENT is made as of 27 April 2011

 BETWEEN:

(1)	WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC and WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC (each an Issuer and together the Issuers);

(2)	HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED (the Note Trustee), which expression includes any other trustee for the time being of the Trust Deed referred to below;

(3)	HSBC BANK PLC as Issuing and Paying Agent, Registrar, Transfer Agent and Calculation Agent; and

 WHEREAS:

(A)
The Issuers propose to establish a note programme pursuant to which the Issuers propose to issue from time to time euro medium term notes pursuant to this Agreement (the Notes, which expression shall, if the context so admits, include the Global Notes (in temporary or permanent form) to be initially delivered in respect of Notes and which, in respect of an Issuer, shall only refer to the Notes issued by it) in an aggregate nominal amount outstanding at any one time not exceeding the Programme Limit (the Programme).  Notes issued by each Issuer are obligations solely of that Issuer (the Relevant Issuer) and are without any recourse whatsoever to the other Issuer.

(B)	The Notes will be constituted by, be subject to, and have the benefit of, a Trust Deed (the Trust Deed) dated the date of this Agreement between the Issuers and the Note Trustee.

(C)	This is the Agency Agreement referred to in the Trust Deed.

 IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

Capitalised terms used in this Agreement but not defined in this Agreement shall have the meanings given to them in the Conditions, the Dealer Agreement and the Trust Deed and the following terms shall have the following meanings:

Agents means the Issuing and Paying Agent, the Paying Agents, the Calculation Agent, the Registrar and the Transfer Agents or any of them and shall include such other Agent or Agents as may be appointed from time to time hereunder and, except in Clause 18 (Changes in Agents), references to Agents are to them acting solely through their specified offices;

Calculation Agent means HSBC Bank plc as Calculation Agent hereunder (or such other Calculation Agent(s) as may be appointed hereunder from time to time either generally hereunder or in relation to a specific issue or Series of Notes);

CGN means a temporary Global Note in the form set out in Part A or a permanent Global Note in the form set out in Part B, in each case, of Schedule 1 to the Trust Deed;

Clearstream, Luxembourg means Clearstream Banking, société anonyme, Luxembourg;

Common Depositary means, in relation to a Series of the Notes, a depositary common to Euroclear and Clearstream, Luxembourg;

Common Safekeeper means, in relation to a Series where the relevant Global Note is an NGN or the relevant Global Certificate is held under the NSS, the common safekeeper for Euroclear and/or Clearstream, Luxembourg appointed in respect of such Notes;

Common Service Provider means, in relation to a Series where the relevant Global Note is an NGN or the relevant Global Certificate is held under the NSS, the common service provider for Euroclear and/or Clearstream, Luxembourg appointed in respect of such Notes;

Euroclear means Euroclear Bank S.A./N.V.;

Exercise Notice has the meaning given to it in the Conditions and, in the case of a Noteholders' redemption option, shall be substantially in the form set out in Schedule 1 (Form of Exercise Notice for Redemption Option);

FSA means the UK Financial Services Authority;

ICSDs means Clearstream, Luxembourg and Euroclear;

Issue Date means, in relation to any Tranche, the date on which the Notes of that Tranche have been issued or, if not yet issued, the date agreed for their issue between the Relevant Issuer and the Relevant Dealer(s);

Issuing and Paying Agent means HSBC Bank plc as Issuing and Paying Agent hereunder (or such other Issuing and Paying Agent as may be appointed from time to time hereunder);

London Business Day means a day (other than a Saturday or a Sunday) on which commercial banks are open for general business in London;

NGN means a temporary Global Note in the form set out in Part C (Form of NGN Temporary Global Note) or a permanent Global Note in the form set out in Part D (Form of NGN Permanent Global Note), in each case, of Schedule 1 to the Trust Deed;

NSS means the new safekeeping structure which applies to Registered Notes held in global form by a Common Safekeeper for Euroclear and Clearstream, Luxembourg and which is required for such Registered Notes to be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations;

Partly Paid Note means a Note in relation to which the initial subscription moneys are payable to the Relevant Issuer in two or more instalments;

Paying Agents means the Issuing and Paying Agent and such further or other Paying Agent or Agents as may be appointed from time to time hereunder;

Redemption Amount means the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, all as defined in the Conditions;

Register means the register referred to in Clause 11 (Additional Duties of the Registrar);

Registrar means HSBC Bank plc as Registrar hereunder (or such other Registrar as may be appointed hereunder either generally or in relation to a specific Series of Notes);

Regulations means the regulations referred to in Clause 12 (Regulations concerning Registered Notes);

Subscription Agreement means an agreement between the Issuers and two or more Dealers made pursuant to Clause 2.2 (Syndicated Issues) of the Dealer Agreement;

Syndicated Issue means an issue of Notes pursuant to Clause 2.2 (Syndicated Issues) of the Dealer Agreement; and

Transfer Agents means the Transfer Agent referred to above and such further or other Transfer Agent or Agents as may be appointed from time to time hereunder either generally or in relation to a specific Series of Notes.

1.2	Construction of Certain References

References to:

(a)
the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers' interests in the Notes;

(b)	other capitalised terms not defined in this Agreement are to those terms as defined in the Conditions;

(c)	principal and interest shall be construed in accordance with Condition 8 (Payments and Talons); and

(d)	costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof.

1.3	Headings

Headings shall be ignored in construing this Agreement.

1.4	Contracts

References in this Agreement to this Agreement or any other document are to this Agreement or those documents as amended, supplemented or replaced from time to time in relation to the Programme and include any document which amends, supplements or replaces them.

1.5	Schedules

The Schedules are part of this Agreement and have effect accordingly.

1.6	Alternative Clearing System

References in this Agreement to Euroclear and/or Clearstream, Luxembourg shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system approved by the Issuers, the Registrar and the Issuing and Paying Agent.  In the case of NGNs or Global Certificates held under the NSS, such alternative clearing system must also be authorised to hold such Notes as eligible collateral for Eurosystem monetary policy and intra-day credit operations.

1.7	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

2.	APPOINTMENT AND DUTIES

2.1	Issuing and Paying Agent, and Calculation Agent and Registrar

Each Issuer, and, for the purposes of Clause 2.5 (Agents to Act for Note Trustee) only, the Note Trustee, appoints HSBC Bank plc at its specified office in London as Issuing and Paying Agent and Calculation Agent in respect of each Series of Notes and as Registrar and Transfer Agent in respect of each Series of Registered Notes, and HSBC Bank plc accepts such appointments.

2.2	Acceptance of Appointment

Each Agent accepts its appointment as agent of the Issuers, and in respect of Clause 2.5 (Agents to Act for Note Trustee), the Note Trustee in respect of each Series of Notes and agrees to comply with the provisions of this Agreement.

2.3	Calculation Agent

HSBC Bank plc may be appointed as Calculation Agent in respect of any Series of Notes by agreement with the Relevant Issuer.  HSBC Bank plc shall be treated as having agreed to act as Calculation Agent in respect of a Series if it shall have received the Purchase Information (in draft or final form) naming it as Calculation Agent no later than five Business Days before Issue Date or, if earlier, the first date on which it is required to make any calculation or determination and shall not have notified the Relevant Issuer that it does not wish to be so appointed within two Business Days of such receipt.  For the avoidance of doubt, HSBC Bank plc shall be entitled to decline the appointment of Calculation Agent in respect of a Series of Notes.

2.4	Agents' Duties

The obligations of the Agents are several and not joint.  Each Agent shall be obliged to perform only such duties as are specifically set out in this Agreement (including Schedule 5 (Obligations Regarding Notes in NGN form and Registered Notes Held Under the NSS) in the case of the Issuing and Paying Agent and the Registrar where the relevant Notes are represented by an NGN or which are held under the NSS), the Conditions and the Procedures Memorandum and any duties necessarily incidental to them.  No implied duties or obligations (including without limitation duties or obligations of a fiduciary or equitable nature) shall be read into any such documents.  No Agent shall be obliged to perform additional duties set out in any Final Terms and thereby incorporated into the Conditions unless it shall have previously agreed to perform such duties.  If the Conditions are amended on or after a date on which any Agent accepts any appointment in a way that affects the duties expressed to be performed by such Agent, it shall not be obliged to perform such duties as so amended unless it has first approved the relevant amendment.  No Agent shall be under any obligation to take any action under this Agreement that it expects, and has so notified the Issuers in writing, will result in any expense to or liability of such Agent, the payment of which is not, in its opinion, assured to it within a reasonable time.  In the case of Notes represented by an NGN or Global Certificates which are held under the NSS, each of the Agents (other than the Issuing and Paying Agent or the Registrar, as the case may be) agrees that if any information required by the Issuing and Paying Agent or the Registrar to perform the duties set out in Schedule 5 (Obligations Regarding Notes in NGN form and Registered Notes Held Under the NSS) becomes known to it, it will promptly provide such information to the Issuing and Paying Agent or the Registrar, as the case may be.

2.5	Agents to Act for Note Trustee

The Agents shall, on notice in writing by the Note Trustee made at any time after an Event of Default has occurred in relation to a particular Series and until notified in writing by the Note Trustee to the contrary, so far as permitted by any applicable law:

(a)
act as Agents of the Note Trustee under the Trust Deed and the Notes of such Series on the terms of this Agreement (with consequential amendments as necessary and except that the Note Trustee's liability under this Agreement for the indemnification, remuneration and all other expenses of the Agents will be limited to the amounts for the time being held by the Note Trustee in respect of such Series on the terms of the Trust Deed and available for that purpose) and thereafter to hold all Notes, Certificates, Receipts, Coupons and Talons of such Series and all moneys, documents and records held by them in respect of Notes, Certificates, Receipts, Coupons and Talons of such Series to the order of the Note Trustee; and/or

(b)
deliver all Notes, Receipts, Coupons and Talons of such Series and all moneys, documents and records held by them in respect of the Notes, Receipts, Coupons and Talons of such Series to the Note Trustee or as the Note Trustee directs in such notice provided that, such notice shall be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any law or regulation.

2.6	Notices of Change of Note Trustee

Each Issuer shall forthwith give notice to each of the Agents of any change in the person or persons comprising the Note Trustee.

2.7	Common Safekeeper

In relation to each Series where the relevant Global Note is in NGN form or the relevant Global Certificate is held under the NSS, each Issuer hereby authorises and instructs the Issuing and Paying Agent to elect Euroclear or Clearstream Banking as Common Safekeeper.  From time to time, each of the Relevant Issuers and the Agent may agree to vary this election.  Each Issuer acknowledges that any such election is subject to the right of Euroclear and Clearstream, Luxembourg to jointly determine that the other shall act as Common Safekeeper in relation to any such issue and agrees that no liability shall attach to the Issuing and Paying Agent in respect of any such election made by it.

3.	ISSUE OF NOTES AND CERTIFICATES

3.1	Preconditions to Issue

The Relevant Issuer shall not agree to any Issue Date unless it is a Business Day.  Before issuing any Partly Paid Notes or any Notes that are intended to be cleared through a clearing system other than Euroclear or Clearstream, Luxembourg the Relevant Issuer shall inform the Issuing and Paying Agent of its wish to issue such Notes and shall agree with the Issuing and Paying Agent (a) the procedure for the acceptance of further instalments of the subscription moneys, in the case of Partly Paid Notes, or (b) the procedure for issuing such Notes, in the case of Notes that are to be cleared through such other clearing system, which agreement shall cover the time, date and place for the delivery of the relevant Global Note by the Issuing and Paying Agent, whether such delivery is to be free of payment or against payment, an appropriate method for determining non-U.S. beneficial ownership of Notes in accordance with applicable U.S. law and the method by which the Issuing and Paying Agent is to receive any payment, and hold any moneys, on behalf of the Relevant Issuer.

3.2	Notification

Not later than the time specified in the Procedures Memorandum, the Relevant Issuer shall in respect of each Tranche notify and/or confirm to the Issuing and Paying Agent by tested fax or in writing all such information as the Issuing and Paying Agent may reasonably require for it to carry out its functions as contemplated by this Clause.

3.3	Issue of Certificates and Global Notes

Upon receipt by the Issuing and Paying Agent of the information enabling it, and instructions, to do so, the Issuing and Paying Agent shall, in the case of Bearer Notes, complete a temporary or, as the case may be, permanent Global Note in an aggregate nominal amount equal to that of the Tranche to be issued or, in the case of Registered Notes, notify the Registrar of all relevant information, whereupon the Registrar shall complete one or more Certificates in an aggregate nominal amount equal to that of the Tranche to be issued, (unless the Issuing and Paying Agent is to do so in its capacity as, or as agent for, the Registrar) authenticate each Certificate (or cause its agent on its behalf to do so) and deliver them to the Issuing and Paying Agent not later than the time specified by the Issuing and Paying Agent (which shall be no earlier than one Business Day after receipt by the Registrar of such instructions).

3.4	Delivery of Certificates and Global Notes

Immediately before the issue of any Global Note, the Issuing and Paying Agent (or its agent on its behalf) shall authenticate it.  Following authentication of any Global Note or receipt of any Certificate, the Issuing and Paying Agent shall (in the case of any unauthenticated certificate, after first authenticating it as, or as agent for, the Registrar) deliver it:

(a)	in the case of a Tranche (other than for a Syndicated Issue) intended to be cleared through a clearing system, on the Business Day immediately preceding its Issue Date:

(i)
save in the case of a Global Note which is an NGN or a Global Certificate which is held under the NSS, to the Common Depositary or to such clearing system or other depositary for a clearing system as shall have been agreed between the Relevant Issuer and the Issuing and Paying Agent; and

(ii)
in the case of a Global Note which is an NGN or a Global Certificate which is held under the NSS, to the Common Safekeeper together with instructions to the Common Safekeeper to effectuate the same, together with instructions to the clearing systems to whom (or to whose depositary or Common Safekeeper) such Global Note or Global Certificate has been delivered to credit the underlying Notes represented by such Global Note or Global Certificate to the securities account(s) at such clearing systems that have been notified to the Issuing and Paying Agent by the Relevant Issuer on a delivery against payment basis or, if notified to the Issuing and Paying Agent by the Relevant Issuer, on a delivery free of payment basis; or

(b)
in the case of a Syndicated Issue, on the Issue Date at or about the time specified in the relevant Subscription Agreement (i) save in the case of a Global Note which is an NGN or a Global Certificate which is held under the NSS, to, or to the order of, the Lead Manager at such place in London as shall be specified in the relevant Subscription Agreement (or such other time, date and/or place as may have been agreed between the Relevant Issuer and the Issuing and Paying Agent) and (ii) in the case of a Global Note which is an NGN or a Global Certificate which is held under the NSS, to the Common Safekeeper together with instructions to effectuate the same (if applicable), in each case against the delivery to the Issuing and Paying Agent of evidence that instructions for payment of the subscription moneys due to the Relevant Issuer have been made, such evidence to be in the form set out in such Subscription Agreement; or

(c)	otherwise, at such time, on such date, to such person and in such place as may have been agreed between the Relevant Issuer and the Issuing and Paying Agent.

Where the Issuing and Paying Agent or Registrar delivers any authenticated Global Note or Global Certificate to the Common Safekeeper for effectuation using electronic means, it is authorised and instructed to destroy the Global Note or Global Certificate retained by it following its receipt of confirmation from the Common Safekeeper that the relevant Global Note or Global Certificate has been effectuated.  The Issuing and Paying Agent shall immediately notify the Registrar if for any reason a Certificate is not delivered in accordance with the Relevant Issuer's instructions.  Failing any such notification, the Registrar shall cause an appropriate entry to be made in the Register to reflect the issue of the Notes to the person(s) whose name and address appears on each such Certificate on the Issue Date (if any).

3.5	Clearing Systems

In delivering any Global Note or Global Certificate in accordance with Subclause 3.4(a), the Issuing and Paying Agent shall give instructions to the relevant clearing system to hold the Notes represented by it to the order of the Issuing and Paying Agent pending transfer to the securities account(s) referred to in Clause 3.4(a).  Upon payment for any such Notes being made to the Issuing and Paying Agent, it shall transfer such payment to the account of the Relevant Issuer notified to it by the Relevant Issuer.  For so long as any such Note continues to be held to the order of the Issuing and Paying Agent, the Issuing and Paying Agent shall hold such Note to the order of the Relevant Issuer.

3.6	Advance Payment

If the Issuing and Paying Agent pays an amount (the Advance) to the Relevant Issuer on the basis that a payment (the Payment) has been, or will be, received from any person and if the Payment has not been, or is not, received by the Issuing and Paying Agent on the date the Issuing and Paying Agent pays the Relevant Issuer, the Relevant Issuer, shall on demand reimburse the Issuing and Paying Agent the Advance and pay interest to the Issuing and Paying Agent on the outstanding amount of the Advance from the date on which it is paid out to the date of reimbursement at the rate per annum equal to the cost of the Issuing and Paying Agent of funding such amount, as certified by the Issuing and Paying Agent.  Such interest shall be compounded daily.

3.7	Exchange for Permanent Global Notes and Definitive Notes

On and after the due date for exchange of any temporary Global Note which is exchangeable for a permanent Global Note, the Issuing and Paying Agent shall, on presentation to it or to its order of the temporary Global Note, complete a permanent Global Note, authenticate it (or cause its agent on its behalf to do so), and in the case of a permanent Global Note which is an NGN, deliver the permanent Global Note to the Common Safekeeper which is holding the temporary Global Note representing the Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg together with instructions to the Common Safekeeper to effectuate the same, and, in each case, procure the exchange of interests in such temporary Global Note for interests in an equal nominal amount of such permanent Global Note in accordance with such temporary Global Note.  On or after the due date for exchange of any Global Note which is exchangeable for Definitive Notes, the Issuing and Paying Agent shall, on presentation to it or to its order of the Global Note, procure the exchange of interests in such Global Note for Definitive Notes (if applicable, having attached Coupons, a Talon and/or Receipts other than any that mature on or before the relevant date for exchange) in a nominal amount equal to that portion of such Global Note submitted for exchange in accordance with such Global Note.

3.8	Signing of Notes, Certificates, Receipts, Coupons and Talons

The Notes, Certificates, Receipts, Coupons and Talons shall be signed manually or in facsimile on behalf of the Relevant Issuer by a duly authorised signatory of the Relevant Issuer.  The Relevant Issuer shall promptly notify the Issuing and Paying Agent of any change in the names of the person or persons whose signature is to be used on any Note or Certificate, and shall if necessary provide new master Global Notes and Certificates reflecting such changes.  The Relevant Issuer may however adopt and use the signature of any person who at the date of signing a Note, Certificate, Receipt, Coupon or Talon is a duly authorised signatory of the Relevant Issuer even if, before the Note, Certificate, Receipt, Coupon or Talon is issued, he ceases for whatever reason to hold such office and the Notes, Certificates, Receipts, Coupons or Talons issued in such circumstances shall nevertheless be (or, in the case of Certificates, represent) valid and binding obligations of the Relevant Issuer.  Definitive Notes, Receipts, Coupons and Talons shall be security printed, and Certificates shall be printed, in accordance with all applicable stock exchange requirements.

3.9	Details of Notes and Certificates Delivered

As soon as practicable after delivering any Global Note, Global Certificate or Definitive Note the Issuing and Paying Agent or the Registrar, as the case may be, shall supply to the Relevant Issuer, the Note Trustee and the other Agents all relevant details of the Notes or Certificates delivered, in such format as it shall from time to time agree with the Relevant Issuer.

3.10	Cancellation

If any Note in respect of which information has been supplied under Subclause 3.2 (Notification) is not to be issued on a given Issue Date, the Relevant Issuer shall immediately (and, in any event, prior to the Issue Date) notify the Issuing and Paying Agent and, in the case of Registered Notes, the Registrar.  Upon receipt of such notice, neither the Issuing and Paying Agent nor the Registrar shall thereafter issue or release the relevant Note(s) or Certificate(s) but shall cancel and, unless otherwise instructed by the Relevant Issuer, destroy them.

3.11	Outstanding Amount

The Issuing and Paying Agent shall, upon request from the Relevant Issuer, the Note Trustee or any Dealer, inform such person of the aggregate nominal amount of Notes, or Notes of any particular Series, then outstanding at the time of such request.  In the case of Notes represented by an NGN, the nominal amount of Notes represented by such NGN shall be the aggregate amount from time to time entered in the records of both Euroclear and Clearstream, Luxembourg.  The records of Euroclear and Clearstream, Luxembourg shall be conclusive evidence of the nominal amount of Notes represented by the relevant NGN and for such purposes, a statement issued by Euroclear or Clearstream, Luxembourg stating the nominal amount of Notes represented by the relevant NGN at any time shall be conclusive evidence of the records of the relevant clearing systems at that time.  Payments made by the Relevant Issuer in respect of Notes represented by an NGN shall discharge the Relevant Issuer's obligations in respect thereof.  Any failure to make the entries in the records of the relevant clearing systems shall not affect such discharge.

3.12	Procedures Memorandum

Each Relevant Issuer shall furnish a copy of the Procedures Memorandum from time to time in effect to the Note Trustee, the Issuing and Paying Agent and the Registrar.  The parties agree that all issues of Notes shall be made in accordance with the Procedures Memorandum unless the Note Trustee, the Relevant Issuer, the Relevant Dealer(s), the Issuing and Paying Agent and, in the case of Registered Notes, the Registrar agree otherwise in respect of any issue.  The Procedures Memorandum may only be amended with the consent of the Note Trustee, the Issuing and Paying Agent and the Registrar.

4.	PAYMENT

4.1	Payment to the Issuing and Paying Agent

The Relevant Issuer shall, on or before the date which is one London Business Day before the date on which any payment in respect of the Notes becomes due, transfer to the Issuing and Paying Agent such amount as may be required for the purposes of such payment.  In this Clause, the date on which a payment in respect of the Notes becomes due means the first date on which the holder of a Note, Receipt or Coupon could claim the relevant payment by transfer to an account under the Conditions, but disregarding the necessity for it to be a business day in any particular place of presentation.

4.2	Pre Advice of Payment

The Relevant Issuer shall procure that the bank through which the payment to the Issuing and Paying Agent required by Subclause 4.1 (Payment to the Issuing and Paying Agent) is to be made shall irrevocably confirm to the Issuing and Paying Agent by authenticated SWIFT message no later than 10.00 a.m. (local time in the city of the Issuing and Paying Agent's specified office) on the second London Business Day before the due date for any such payment that it will make such payment.

4.3	Payment by Agents

Subject as provided in Subclause 4.6 (Suspension of Payment by Agents), each of the Paying Agents, in the case of Bearer Notes, each of the Registrar and the Transfer Agents, in the case of the final payment in respect of any Series of Registered Notes, and the Registrar, in the case of all other payments in respect of Registered Notes, shall, subject to and in accordance with the Conditions, pay or cause to be paid on behalf of the Relevant Issuer on and after each due date therefor the amounts due in respect of the Notes, Receipts and Coupons and shall be entitled to claim any amounts so paid from the Issuing and Paying Agent.

4.4	Notification of Non-payment

The Issuing and Paying Agent shall forthwith notify by fax each of the other Agents, the Relevant Issuer and the Note Trustee if it has not received the amount referred to in Subclause 4.1 (Payment to the Issuing and Paying Agent) by the time specified for its receipt.

4.5	Payment after Late Payment

The Issuing and Paying Agent shall forthwith notify by fax each of the other Agents, the Relevant Issuer, the Note Trustee, and the Noteholders if at any time following the giving of a notice by the Issuing and Paying Agent under Subclauses 4.4 (Notification of Non-payment) either any payment provided for in Subclause 4.1 (Payment to the Issuing and Paying Agent) is made on or after its due date but otherwise in accordance with this Agreement or the Issuing and Paying Agent is satisfied that it will receive such payment.

4.6	Suspension of Payment by Agents

Upon receipt of a notice from the Issuing and Paying Agent under Subclause 4.4 (Notification of Non-payment), each Agent shall cease making payments in accordance with Subclause 4.3 (Payment by Agents) as soon as is reasonably practicable.  Upon receipt of a notice from the Issuing and Paying Agent under Subclause 4.5 (Payment after Late Payment), each Agent shall make, or shall recommence making, payments in accordance with Subclause 4.3 (Payment by Agents).  No Agent shall be obliged to make payments under Subclause 4.3 (Payment by Agents) until such time as it has received funds and been able to identify or confirm the receipt of such funds.

4.7	Reimbursement of Agents

The Issuing and Paying Agent shall on demand promptly reimburse each Agent for payments in respect of the Notes, Receipts and Coupons properly made by it in accordance with the Conditions and this Agreement.  No Agent shall be obliged to act if it reasonably believes it will incur costs for which it will not be reimbursed.

4.8	Method of Payment to Issuing and Paying Agent

All sums payable to the Issuing and Paying Agent hereunder shall be paid in the currency in which such sums are denominated and in immediately available or same day funds to such account with such bank as the Issuing and Paying Agent may from time to time notify to the Relevant Issuer and the Note Trustee.

4.9	Moneys held by Issuing and Paying Agent

The Issuing and Paying Agent may deal with moneys paid to it under this Agreement in the same manner as other moneys paid to it as a banker by its customers except that (a) it may not exercise any lien, right of set-off or similar claim in respect of them and (b) it shall not be liable to anyone for interest on any sums held by it under this Agreement.

4.10	Partial Payments

If on presentation of a Note, Certificate, Receipt or Coupon only part of the amount payable in respect of it is paid (except as a result of a deduction of tax permitted by the Conditions), the Agent to whom it is presented shall procure (a) in the case of a Global Note which is a CGN, that it is enfaced with a memorandum of the amount paid and the date of payment and shall return it to the person who presented it and (b) in the case of a Global Note which is an NGN or a Global Certificate held under the NSS, instruct the ICSDs (in accordance with the provisions of Schedule 5 (Obligations Regarding Notes in NGN form and Registered Notes Held Under the NSS) to make appropriate entries in their records to reflect such payments.  Upon making payment of only part of the amount payable in respect of any Registered Note or being informed of any such partial payment by a Transfer Agent, the Registrar shall make a note of the details of such payment in the Register.

4.11	Interest

If the Issuing and Paying Agent pays out any amount due in respect of the Notes in accordance with the Conditions or due in accordance with Subclause 4.7 (Reimbursement of Agents) before receipt of the amount due under Subclause 4.1 (Payment to the Issuing and Paying Agent), the Relevant Issuer, shall on demand reimburse the Issuing and Paying Agent for the relevant amount and pay interest to the Issuing and Paying Agent on such amount that is outstanding from the date on which it is paid out to the date of reimbursement at the rate per annum equal to the cost to the Issuing and Paying Agent of funding the amount paid out, as certified by the Issuing and Paying Agent.  Such interest shall be compounded daily.

4.12	Payments

All payments by the Relevant Issuer under this Clause 4.12 (Payments) or Clause 3.6 (Advance Payment) shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United Kingdom or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law.  In that event, the Relevant Issuer shall pay such additional amounts as will result in the receipt by the relevant Agent of such amounts as would have been received by it if no such withholding or deduction had been required.

If an Issuer or the Issuing and Paying Agent is, in respect of any payment in respect of the Notes, required to withhold or deduct any amount for or on account of any taxes, duties, assessments or governmental charges, the Relevant Issuer shall give written notice of that fact to the Issuing and Paying Agent as soon as the Relevant Issuer becomes aware of the requirement to make the withholding or deduction and shall give to the Issuing and Paying Agent such information as the Issuing and Paying Agent shall require to enable it to assess and comply with the requirement.

Notwithstanding any other provision of this Agreement, the Issuing and Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under this Agreement for or on account of any present or future taxes, duties, assessments or government charges if and to the extent so required by applicable law, in which event the Issuing and Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted.

Notwithstanding any other provision of this Agreement, the Relevant Issuer shall indemnify the Issuing and Paying Agent against any liability or loss howsoever incurred in connection with the Relevant Issuer’s obligation to withhold or deduct an amount on account of tax.

4.13	Paying Agents not obliged to pay

If for any reason the Issuing and Paying Agent considers in its sole discretion that the amounts to be received by it will be, or the amounts actually received by it are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, no Paying Agent shall be obliged to pay any such claims in respect of the Notes until such Paying Agent has received the full amount of all such payments.

5.	REPAYMENT

If claims in respect of any Note, Receipt or Coupon become void or prescribed under the Conditions, the Issuing and Paying Agent shall forthwith repay to the Relevant Issuer the amount that would have been due on such Note, Receipt or Coupon if it or the relative Certificate had been presented for payment before such claims became void or prescribed.  Subject to Clause 18 (Changes in Agents), the Issuing and Paying Agent shall not however be otherwise required or entitled to repay any sums received by it under this Agreement.

6.	EARLY REDEMPTION AND EXERCISE OF OPTIONS

6.1	Notice to Issuing and Paying Agent

If the Relevant Issuer intends (other than consequent upon an Event of Default or any right of the holder to require redemption) to redeem all or any of the Notes of any Series before their stated maturity date or to exercise any Relevant Issuer's option in the Conditions it shall, at least 14 days before the latest date for the publication of the notice of redemption or of exercise of the Relevant Issuer's option required to be given to Noteholders, give notice of such intention to the Issuing and Paying Agent and to the Note Trustee stating the date on which such Notes are to be redeemed or such option is to be exercised and the nominal amount of Notes to be redeemed or subject to the option.

6.2	Drawing on Partial Redemption or Exercise of Option

If some only of the Notes of a Series are to be redeemed, or subject to the exercise of a Relevant Issuer's option, in the case of Notes in definitive form on such date the Issuing and Paying Agent shall make the drawing that is required in accordance with the Conditions and the Relevant Issuer and the Note Trustee shall be entitled to send representatives to attend such drawing.

6.3	Notice to Noteholders

The Issuing and Paying Agent shall publish any notice to Noteholders required in connection with any such redemption or exercise of an Relevant Issuer's option and shall at the same time also publish a separate list of the certificate numbers of any Bearer Notes previously drawn and not presented either for payment or as may otherwise be required pursuant to any Relevant Issuer's option and of the nominal amount of Registered Notes drawn and in respect of which the related Certificates have not been so presented.  Such notice shall specify the date fixed for redemption or exercise of any option, the redemption price and the manner in which redemption will be effected or the terms of the exercise of such option and, in the case of a partial redemption or exercise of any option, the certificate numbers of the Bearer Notes drawn and the nominal amount of Registered Notes drawn.  In addition, the Issuing and Paying Agent shall send to each holder of Registered Notes that are called in whole or in part for redemption or exercise of any option, at its address shown in the Register, a copy of such notice together with details of such holder's Registered Notes called for redemption or subject to any option and the extent of such redemption or the terms of the exercise of such option.

6.4	Option Exercise Notices

The Paying Agent with which a Bearer Note or the Transfer Agent with which a Certificate is deposited in a valid exercise of any Noteholders' option shall hold such Note (together with any Coupons, Receipts or Talon relating to it deposited with it) or Certificate on behalf of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of, or exercise of the option relating to, the relevant Note(s) consequent upon the exercise of such option, when, in the case of an option to redeem, and subject as provided below, it shall present any such Note, Certificate, Coupons, Receipts and Talon to itself for payment of the amount due in accordance with the Conditions and shall pay such moneys in accordance with the directions of the Noteholder contained in the Exercise Notice.  In the event of the exercise of any other option, each Agent shall take the steps required of it in the Conditions and, in the case of Registered Notes, Clauses 10 (Additional Duties of the Transfer Agents) and 11 (Additional Duties of the Registrar).  If any such Note becomes immediately due and payable before the due date for its redemption or exercise of the option, or if upon due presentation payment of the amount due is improperly withheld or refused or exercise of the option is improperly denied, the Agent concerned shall mail such Note (and any related Coupons, Receipts or Talon) or its Certificate by uninsured post to, and at the risk of, the relevant Noteholder (unless the Noteholder otherwise requests and pays the costs of such insurance in advance to the relevant Agent) to such address as may have been given by the Noteholder in the Exercise Notice or, in the case of Registered Notes where no address has been given, to the address appearing in the Register.  At the end of each period for the exercise of any such option, each Agent shall promptly notify the Issuing and Paying Agent of the nominal amount of the Notes in respect of which such option has been exercised with it together with their certificate numbers (or those of the Certificates representing them) and the Issuing and Paying Agent shall promptly notify such details to the Relevant Issuer and the Note Trustee.

7.	CANCELLATION, DESTRUCTION, RECORDS AND REPORTING REQUIREMENTS

7.1	Cancellation

All Bearer Notes that are redeemed (together with such unmatured Receipts or Coupons or unexchanged Talons as are attached to or are surrendered with them at the time of such redemption), all Certificates representing Registered Notes that are redeemed, all Receipts and Coupons that are paid in full and all Talons that have been exchanged for Coupon sheets shall be cancelled forthwith by the Paying Agent or Transfer Agent through which they are redeemed, paid or exchanged.  Such Paying Agent or Transfer Agent shall send to the Issuing and Paying Agent, in the case of Bearer Notes, or the Registrar, in the case of Registered Notes, the details required by such person for the purposes of this Clause and the cancelled Notes, Receipts, Coupons and Talons and/or Certificates.

7.2	Cancellation by Relevant Issuer

If the Relevant Issuer purchases any Notes that are to be cancelled in accordance with the Conditions, the Relevant Issuer shall forthwith cancel them or procure their cancellation, promptly inform the Note Trustee and the Issuing and Paying Agent or the Registrar, as the case may be, in writing, and send them (if in definitive bearer form) to the Issuing and Paying Agent.

7.3	Certificate of Issuing and Paying Agent or Registrar

The Issuing and Paying Agent, in the case of Bearer Notes, or the Registrar, in the case of Registered Notes shall, as soon as possible and in any event within four months after the date of any such redemption, payment, exchange or purchase, send the Relevant Issuer and the Note Trustee a certificate stating (a) the aggregate nominal amount of Notes that have been redeemed and cancelled and the aggregate amount paid in respect of any related Receipts and/or Coupons that have been paid and cancelled or in respect of interest paid on a Global Note, (b) the certificate numbers of such Notes (or of the Certificates representing them) and Receipts, (c) the total number by maturity dates of such Coupons, (d) the certificate numbers and maturity dates of such Talons and (e) the total number and maturity dates of unmatured Coupons, and the certificate numbers and maturity dates of unmatured Talons and Receipts, not surrendered with Bearer Notes redeemed, in each case distinguishing between Bearer Notes of each Series and denomination (and any Receipts, Coupons and Talons relating to them) and Registered Notes of each Series.

7.4	Destruction

Unless otherwise instructed by the Relevant Issuer or unless, in the case of the Global Note, it is to be returned to its holder in accordance with its terms, the Issuing and Paying Agent shall, in the case of Bearer Notes, and the Registrar shall, in the case of Registered Notes, (or the designated agent of either) or, in the case of a Global Note which is an NGN or a Global Certificate held under the NSS, the Issuing and Paying Agent or, as the case may be, the Registrar, shall instruct the Common Safekeeper to, destroy the cancelled Bearer Notes, Receipts, Coupons and Talons and/or Certificates in its possession the Issuing and Paying Agent or the Registrar (as appropriate) shall send the Relevant Issuer and the Note Trustee a certificate giving the certificate numbers of such Notes (or of the Certificates representing them) in numerical sequence, the maturity dates and certificate numbers (in numerical sequence) of such Receipts and Talons and the total numbers by maturity date of such Coupons, in each case distinguishing between Bearer Notes of each Series and denomination (and any Receipts, Coupons and Talons relating to them) and Registered Notes of each Series and Receipts, Coupons and Talons that have been paid or exchanged and those that have been surrendered for cancellation before their due date.

7.5	Records

The Issuing and Paying Agent shall keep a full and complete record of all Bearer Notes, Receipts, Coupons and Talons (other than the certificate numbers of Coupons) and of their redemption, purchase, payment, exchange, cancellation, replacement and destruction and make such records available at all reasonable times to the Relevant Issuer and the Note Trustee.

7.6	Reporting Requirements

The Issuing and Paying Agent shall (on behalf of the Relevant Issuer) submit such reports or information as may be required from time to time in relation to the issue and purchase of Notes by applicable law, regulations and guidelines promulgated by any governmental regulatory authority agreed between the Relevant Issuer and the Issuing and Paying Agent.

8.	COUPON SHEETS

As regards each Bearer Note issued with a Talon, the Issuing and Paying Agent shall, on or after the due date for exchange of such Talon, make available in exchange for such Talon at the specified office of the Issuing and Paying Agent a further coupon sheet and, if relevant, a further Talon appertaining to such Bearer Note, but subject always to the Relevant Issuer having procured the delivery of a supply of such coupon sheets to the Issuing and Paying Agent.  To the extent that any Coupon in any such coupon sheet shall have become void before issue, the Issuing and Paying Agent shall cancel such Coupon and destroy it in accordance with the provisions of Clause 7.4 (Destruction).

9.	REPLACEMENT NOTES, CERTIFICATES, RECEIPTS, COUPONS AND TALONS

9.1	Replacement

The Issuing and Paying Agent, in the case of Bearer Notes, Receipts, Coupons or Talons, and the Registrar, in the case of Certificates, (in such capacity, the Replacement Agent) shall issue replacement Bearer Notes, Certificates, Receipts, Coupons and Talons in accordance with the Conditions.  Any replacement Global Note which is an NGN or a Global Certificate held under the NSS shall be delivered to the Common Safekeeper together with instructions to effectuate it.

9.2	Receipts, Coupons and Talons on Replacement Bearer Notes

In the case of mutilated or defaced Bearer Notes, the Replacement Agent shall ensure that (unless such indemnity as the Relevant Issuer may require is given) any replacement Note only has attached to it Receipts, Coupons and/or a Talon corresponding to those attached to the Note that it replaces.

9.3	Cancellation

The Replacement Agent shall cancel and, unless otherwise instructed by the Relevant Issuer, destroy any mutilated or defaced Bearer Notes, Certificates, Receipts, Coupons and Talons replaced by it and shall send the Relevant Issuer, the Note Trustee and the Issuing and Paying Agent a certificate giving the information specified in Clause 7.4 (Destruction).  In the case of a Global Note which is an NGN or a Global Certificate held under the NSS which has been destroyed by the Common Safekeeper, the Replacement Agent shall send to the Relevant Issuer, the Note Trustee and the Issuing and Paying Agent a copy of the confirmation and destruction received by it from the Common Safekeeper.

9.4	Notification

The Replacement Agent shall, on issuing a replacement Bearer Note, Certificate, Receipt, Coupon or Talon, forthwith inform the other Agents of its certificate number and of the one that it replaces.

9.5	Presentation after Replacement

If a Bearer Note, Certificate, Receipt, Coupon or Talon that has been replaced is presented to an Agent for payment or exchange, that Agent shall forthwith inform the Issuing and Paying Agent, in the case of Bearer Notes, or the Registrar, in the case of Registered Notes, which shall so inform the Relevant Issuer.

10.	ADDITIONAL DUTIES OF THE TRANSFER AGENTS

The Transfer Agent with which a Certificate is presented for the transfer of, or exercise of any Noteholders' option relating to, Registered Notes represented by it shall forthwith notify the Registrar of (a) the name and address of the holder of the Registered Note(s) appearing on such Certificate, (b) the certificate number of such Certificate and nominal amount of the Registered Note(s) represented by it, (c) (in the case of an exercise of an option) the contents of the Exercise Notice, (d) (in the case of a transfer of, or exercise of an option relating to, part only) the nominal amount of the Registered Note(s) to be transferred or in respect of which such option is exercised, and (e) (in the case of a transfer) the name and address of the transferee to be entered on the Register and, subject to Clause 6.4 (Option Exercise Notices), shall cancel such Certificate and forward it to the Registrar.

11.	ADDITIONAL DUTIES OF THE REGISTRAR

The Registrar shall maintain a Register for each Series of Registered Notes in London in accordance with the Conditions and the Regulations.  The Register shall show the number of issued Certificates, their nominal amount, their date of issue and their certificate number (which shall be unique for each Certificate of a Series) and shall identify each Registered Note, record the name and address of its initial holder, all subsequent transfers, exercises of options and changes of ownership in respect of it, the names and addresses of its subsequent holders and the Certificate from time to time representing it, in each case distinguishing between Registered Notes of the same Series having different terms as a result of the partial exercise of any option.  The Registrar shall at all reasonable times during office hours make the Register available to the Relevant Issuer, the Note Trustee, the Issuing and Paying Agent and the Transfer Agents or any person authorised by any of them for inspection and for the taking of copies and the Registrar shall deliver to such persons all such lists of holders of Registered Notes, their addresses and holdings as they may request.  In relation to each Series of Registered Notes which is held under the NSS, the Registrar agrees to perform the additional duties set out in Schedule 5 (Obligations Regarding Notes in NGN form and Registered Notes Held Under the NSS) to this Agreement.

12.	REGULATIONS CONCERNING REGISTERED NOTES

The Relevant Issuer may, subject to the Conditions, from time to time with the approval of the Note Trustee, the Issuing and Paying Agent, the Transfer Agents and the Registrar promulgate regulations concerning the carrying out of transactions relating to Registered Notes and the forms and evidence to be provided.  All such transactions shall be made subject to the Regulations.  The initial Regulations are set out in Schedule 2 (Regulations Concerning the Transfer and Registration of Notes).

13.	DOCUMENTS AND FORMS

13.1	Issuing and Paying Agent

The Relevant Issuer shall provide to the Issuing and Paying Agent in a sufficient quantity, in the case of paragraphs 13.1(b)(ii), 13.1(c) and 13.1(d), for distribution among the relevant Agents as required by this Agreement or the Conditions:

(a)	executed master Global Notes to be used from time to time for the purpose of issuing Notes in accordance with Clause 3 (Issue of Notes and Certificates);

(b)
if Definitive Notes in bearer form of any Series are to be issued, (i) such Definitive Notes and any related Coupons, Receipts and Talons, duly executed on behalf of the Relevant Issuer, (ii) specimens of such Notes, Coupons, Receipts and Talons and (iii) additional forms of such Notes, Coupons, Receipts and Talons for the purpose of issuing replacements, at least 14 days before the Exchange Date for the relative Global Note (and the Issuing and Paying Agent (or its agent on its behalf) shall authenticate such Definitive Notes immediately before their issue);

(c)
all documents (including Exercise Notices) required under the Notes or by any stock exchange on which the Notes are listed to be available for issue or inspection during business hours (and the Paying Agents, in the case of Bearer Notes, and the Transfer Agents, in the case of Registered Notes, shall make such documents available for collection or inspection to the Noteholders that are so entitled); and

(d)
forms of voting certificates and block voting instructions, together with instructions as to how to complete, deal with and record the issue of such forms (and the Paying Agents, in the case of Bearer Notes, and the Transfer Agents, in the case of Registered Notes, shall make such documents available to the relevant Noteholders and carry out the other functions set out in Schedule 3 (Provisions for Meetings of Noteholders) of the Trust Deed).  Each Paying Agent, or, as the case may be, the Transfer Agent, shall keep a full record of voting certificates issued by it and will give to the Relevant Issuer and the Note Trustee not less than 24 hours before the time appointed for any meeting, full particulars of all voting certificates and block voting instructions issued by it in respect of such meeting or adjourned meeting.

13.2	Registrar

The Relevant Issuer shall provide the Registrar with enough blank Certificates (including Global Certificates) to meet the Transfer Agents' and the Registrar's anticipated requirements for Certificates upon the issue and transfer of each Series of Registered Notes and for the purpose of issuing replacement Certificates.

13.3	Notes etc held by Agents

Each Agent (a) acknowledges that all forms of Notes, Certificates, Coupons, Receipts and Talons delivered to and held by it pursuant to this Agreement shall be held by it as custodian only and it shall not be entitled to and shall not claim any lien or other security interest on such forms, (b) shall only use such forms in accordance with this Agreement, (c) shall maintain all such forms in safe keeping, (d) shall take such security measures as may reasonably be necessary to prevent their theft, loss or destruction and (e) shall keep an inventory of all such forms and make it available to the Relevant Issuer, the Note Trustee and the other Agents at all reasonable times.

14.	DUTIES OF CALCULATION AGENT

The Calculation Agent shall perform the duties expressed to be performed by it in the Conditions in respect of each Series of Notes in respect of which it is appointed as Calculation Agent.  As soon as practicable after the relevant time on each Interest Determination Date or such time on such date as the Conditions may require to be calculated any rate or amount, any quotation to be obtained or any determination or calculation to be made by the Calculation Agent, the Calculation Agent shall determine such rate and calculate the Interest Amounts in respect of each denomination of the Notes for the relevant Interest Accrual Period, Interest Period or Interest Payment Date, calculate the Redemption Amount or Instalment Amount or such other amount the Conditions require to be calculated, obtain such quotation and/or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Accrual Period, Interest Period or Interest Payment Date and, if required, the relevant Interest Payment Date and, if required to be calculated, any Redemption Amount or Instalment Amount or other amount or rate as aforesaid to be notified to any other Calculation Agent appointed in respect of the Notes that is to make a further calculation upon receipt of such information, the Issuing and Paying Agent, the Relevant Issuer, each of the Paying Agents, the relevant Noteholders and, if the relevant Notes are to be listed on a stock exchange and the rules of such exchange so require, such exchange as soon as possible after their determination but in no event later than (a) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange of an Rate of Interest and Interest Amount, or (b) in all other cases, the fourth Business Day after such determination.  If the Calculation Agent at any material time does not make any determination or calculation or take any action that it is required to do pursuant to the Conditions, it shall forthwith notify the Relevant Issuer, the Note Trustee and the Issuing and Paying Agent.

15.	FEES AND EXPENSES

15.1	Fees

Each Relevant Issuer, shall (on a several (and not joint) basis) pay to the Issuing and Paying Agent the fees and expenses (together with any applicable value added tax) in respect of the Agents' services as is separately agreed with the Issuing and Paying Agent and the Relevant Issuer need not concern itself with their apportionment between the Agents.

15.2	Costs

The Relevant Issuer, shall (on a several (and not joint) basis) also pay on demand all reasonable out-of-pocket expenses (including legal, advertising, fax and postage expenses) properly incurred by the Agents in connection with their services together with any applicable value added tax, sales, stamp, issue, registration, documentary or other taxes or duties thereon.

15.3	Taxes

The Relevant Issuer shall pay all stamp, regulatory, registration and other similar taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable in the United Kingdom and the country of each Contractual Currency upon or in connection with the execution and delivery of this Agreement and any letters of appointment under which any Agent is appointed as Agent hereunder, and the Relevant Issuer shall indemnify each Agent on an after-tax basis on demand against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it may incur or which may be made against it as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

15.4	Fees not to be abated

The fees, commissions and expenses payable to the Issuing and Paying Agent for services rendered and the performance of its obligations under this Agreement shall not be abated by any remuneration or other amounts or profits received or receivable by the Issuing and Paying Agent (or to its knowledge by any of its associates) in connection with any transaction effected by the Issuing and Paying Agent with or for the Relevant Issuer.

16.	INDEMNITY

16.1	By Relevant Issuer

Each Relevant Issuer, shall (on a several (and not joint) basis) indemnify each Agent, against any loss, liability, cost, claim, action, damage, demand or expense (together, "Losses") (including, but not limited to, all reasonable costs, legal fees, charges and expenses (together, "Expenses") paid or incurred in disputing or defending any Losses) that it may incur or that may be made against it as a result of or in relation to or in connection with its appointment or the exercise of its powers, duties or functions under this Agreement except to the extent that any Losses or Expenses result from a breach by it of this Agreement or its own negligence, fraud or wilful default.

16.2	By Agents

Each Agent shall (on a several (and not joint) basis) indemnify each Relevant Issuer, against any Losses (including but not limited to Expenses) paid or incurred in disputing or defending any Losses) that the Relevant Issuer may incur or that may be made against it as a result of or in connection with such Agent's appointment or the exercise of its powers, duties or functions under this Agreement to the extent that any Losses or Expenses result directly from its own negligence, fraud or wilful default. For the avoidance of doubt each Agent’s liability under this Clause 16.2 shall be limited in the manner set out in Clauses 16.5 (Agents not liable for consequential loss) and 16.6 (Force Majeure).

16.3	Survival of indemnities

The indemnities in this Clause 16 shall survive the termination and expiry of this Agreement.

16.4	Exclusion of liability

Each Agent will only be liable to the Relevant Issuer for losses, liabilities, costs, expenses and demands arising directly from the performance of its obligations under this Agreement suffered by or occasioned to the Relevant Issuer ("Liabilities") to the extent that the Agent has been negligent, fraudulent or in wilful default in respect of its obligations under this Agreement.  Each Agent shall not otherwise be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in connection with this Agreement.  For the avoidance of doubt the failure of a Paying Agent to make a claim for payment of interest and principal on the Relevant Issuer, or to inform any other paying agent or clearing system of a failure on the part of the Relevant Issuer to meet any such claim or to make a payment by the stipulated date, shall not be deemed to constitute negligence, fraud or wilful default on the part of the Paying Agent.

16.5	Agents not liable for consequential losses

Liabilities arising under Clause 16.2 shall be limited to the amount of the Relevant Issuer’s actual loss. Such actual loss shall be determined (i) as at the date of default of the Agent or, if later, the date on which the loss arises as a result of such default, and (ii) without reference to any special conditions or circumstances known to the Agent at the time of entering into the Agreement, or at the time of accepting any relevant instructions, which increase the amount of the loss.

The Agents shall not in any event be liable for indirect, special, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits, goodwill, reputation, business opportunity or anticipated saving), whether or not foreseeable, even if the Agents have been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise.  This clause shall not apply in the event that a court with jurisdiction determines that the Agent has acted fraudulently.

16.6	Force Majeure

The liability of each Agent under Clause 16.2 will not extend to any Liabilities arising through any acts, events or circumstances not reasonably within its control, or resulting from the general risks of investment in or the holding of assets in any jurisdiction, including, but not limited to, Liabilities arising from: nationalisation, expropriation or other governmental actions; any law, order or regulation of a governmental, supranational or regulatory body; regulation of the banking or securities industry including changes in market rules or practice, currency restrictions, devaluations or fluctuations; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; and strikes or industrial action.

17.	GENERAL

17.1	No Agency or Trust

In acting under this Agreement the Agents shall have no obligation towards or relationship of agency or trust with the holder of any Note, Receipt, Coupon or Talon.

17.2	Holder to be treated as Owner

The Relevant Issuer, the Note Trustee and any Agent may deem and treat the holder of any Bearer Note or Certificate as the absolute owner of such Bearer Note or Certificate, free of any equity, set off or counterclaim on the part of the Relevant Issuer against the original or any intermediate holder of such Bearer Note or Certificate (whether or not such Bearer Note or the Registered Note represented by such Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon or any notice of previous loss or theft of such Bearer Note or Certificate) for all purposes and, except as ordered by a court of competent jurisdiction or as required by applicable law, the Relevant Issuer, the Note Trustee and the Issuing and Paying Agent shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon the Notes.

17.3	No Lien

No Agent shall exercise any lien, right of set-off or similar claim against any holder of a Note, Receipt or Coupon in respect of moneys payable by it under this Agreement.

17.4	Taking of Advice

Each Agent may (at the expense of the Relevant Issuer as provided for in Subclause 15.2 (Costs)) consult on any legal matter any legal adviser selected by it, who may be an employee of or adviser to the Relevant Issuer, and it shall not be liable in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with that adviser's opinion.

17.5	Reliance on Documents etc

No Agent shall be liable in respect of anything done or suffered by it in reliance on a Note, Certificate, Receipt, Coupon, Talon or other document or information from any electronic or other source reasonably believed by it to be genuine and to have been signed or otherwise given or disseminated by the proper parties.

17.6	Other Relationships

Any Agent and any other person, whether or not acting for itself, may acquire, hold or dispose of any Note, Receipt, Coupon, Talon or other security (or any interest therein) of the Relevant Issuer or any other person, may enter into or be interested in any contract or transaction with any such person, and may act on, or as depositary, trustee or agent for, any committee or body of holders of securities of any such person, in each case with the same rights as it would have had if that Agent were not an Agent and need not account for any profit.

17.7	List of Authorised Persons

Each Relevant Issuer shall provide the Issuing and Paying Agent for itself and for delivery to each other Agent with a copy of the certified list of persons authorised to take action on behalf of the Relevant Issuer in connection with this Agreement (as referred to in Clause 9.1.4 (Certificate of Incumbency) of the Dealer Agreement) and shall notify the Issuing and Paying Agent and each other Agent immediately in writing if any of such persons ceases to be so authorised or if any additional person becomes so authorised.  Unless and until notified of any such change, each of the Agents shall be entitled to rely upon the certificate(s) delivered to them most recently and all instructions given in accordance with such certificate(s) shall be binding upon the Relevant Issuer.

17.8	No segregation

No monies held by any Agent are required to be segregated except as may be required by law.

17.9	No other regulated activities

The Issuing and Paying Agent, Registrar, Transfer Agent and Calculation Agent are authorised and regulated by the FSA.  Nothing in this Agreement shall require an  Agent to carry on an activity of the kind specified by any provision of Part II (other than article 5 (accepting deposits)) of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001, or to lend money to the Issuers.

17.10	Agents not responsible for an Issuer’s listing obligations

Nothing in this Agreement shall require the Agent to assume an obligation to the Issuers arising under any provision of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other competent authority besides the FSA).

17.11	Compliance

Each Agent shall be entitled to take any action or to refuse to take any action which the Agent regards as necessary for the Agent to comply with any applicable law, regulation or fiscal requirement, or the rules or operating procedures of any relevant stock exchange or other market or clearing system.

17.12	Data protection

Each Agent may collect, use and disclose personal data about an Issuer and/or other transaction parties (if any are an individual) or individuals associated with the Relevant Issuer and/or other transaction parties, so that the Agent can carry out its obligations to the Relevant Issuer and for other related purposes, including auditing, monitoring and analysis of its business, fraud and crime prevention, money laundering, legal and regulatory compliance and the marketing by the Agent or members of the Agent’s corporate group of other services.  The Agent will keep the personal data up to date.  The Agent may also transfer the personal data to any country (including countries outside the European Economic Area where there may be less stringent data protection laws) to process information on the Agent’s behalf.  Wherever it is processed, the personal data will be protected by a strict code of secrecy and security to which all members of the Agent’s corporate group, their staff and any third parties are subject, and will only be used in accordance with the Agent’s instructions.

17.13	Validity of notes

No Agent shall be responsible to anyone with respect to the validity of this Agreement or the Notes, Receipts or Coupons.

17.14	Agents not responsible on an Issuer’s default

No Agent shall have a duty or responsibility in the case of any default by a Relevant Issuer in the performance of its obligations under the Conditions.

18.	CHANGES IN AGENTS

18.1	Appointment and Termination

In relation to any Series of Notes, the Relevant Issuer may (with the prior written approval of the Note Trustee) at any time appoint additional Paying Agents or Transfer Agents and/or terminate the appointment of any Agent by giving to the Issuing and Paying Agent and that Agent at least 60 days' notice to that effect, which notice shall expire at least 30 days before or after any due date for payment in respect of the Notes of that Series.  Upon any letter of appointment being executed by or on behalf of the Relevant Issuer and any person appointed as an Agent, such person shall become a party to this Agreement as if originally named in it and shall act as such Agent in respect of that or those Series of Notes in respect of which it is appointed.

18.2	Resignation

In relation to any Series of Notes, any Agent may resign its appointment at any time by giving the Relevant Issuer and the Issuing and Paying Agent at least 60 days' notice to that effect, which notice shall expire at least 30 days before or after any due date for payment in respect of the Notes of that Series.

18.3	Condition to Resignation and Termination

No such resignation or (subject to Subclause 18.5 (Automatic Termination)) termination of the appointment of the Issuing and Paying Agent, Registrar or Calculation Agent shall, however, take effect until a new Issuing and Paying Agent (which shall be a bank or trust company) or, as the case may be, Registrar or Calculation Agent has been appointed and no resignation or termination of the appointment of a Paying Agent or Transfer Agent shall take effect if there would not then be Paying Agents or Transfer Agents as required by the Conditions.

18.4	Change of Office

If an Agent changes the address of its specified office in a city it shall give the Relevant Issuer, the Note Trustee and the Issuing and Paying Agent at least 60 days' notice of the change, giving the new address and the date on which the change is to take effect.

18.5	Automatic Termination

The appointment of the Issuing and Paying Agent shall forthwith terminate if the Issuing and Paying Agent becomes incapable of acting, is adjudged bankrupt or insolvent, files a voluntary petition in bankruptcy, makes an assignment for the benefit of its creditors, consents to the appointment of a receiver, administrator or other similar official of all or a substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding up or dissolution of the Issuing and Paying Agent, a receiver, administrator or other similar official of the Issuing and Paying Agent or all or a substantial part of its property is appointed, a court order is entered approving a petition filed by or against it under applicable bankruptcy or insolvency law, or a public officer takes charge or control of the Issuing and Paying Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation.  If the appointment of the Issuing and Paying Agent is terminated in accordance with this Clause 18.5, the Relevant Issuer shall forthwith appoint a successor in accordance with Clause 18.1 (Appointment and Termination).

18.6	Delivery of Records

If the Issuing and Paying Agent or Registrar resigns or its appointment is terminated, the Issuing and Paying Agent shall on the date on which the resignation or termination takes effect pay to the new Issuing and Paying Agent any amount held by it for payment in respect of the Notes, Receipts or Coupons and the Issuing and Paying Agent or Registrar, as the case may be, shall deliver to the new Issuing and Paying Agent or Registrar the records kept by it and all documents and forms held by it pursuant to this Agreement.

18.7	Successor Corporations

A corporation into which an Agent is merged or converted or with which it is consolidated or that results from a merger, conversion or consolidation to which it is a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without further formality.  The Agent concerned shall forthwith notify such an event to the other parties to this Agreement.

18.8	Notices

The Issuing and Paying Agent shall give Noteholders and the Note Trustee at least 30 days' notice of any proposed appointment, termination, resignation or change under Subclauses 18.1 (Appointment and Termination) to 18.4 (Change of Office) of which it is aware and, as soon as practicable, notice of any succession under Subclause 18.7 (Successor Corporations) of which it is aware.  The Relevant Issuer shall give Noteholders and the Note Trustee, as soon as practicable, notice of any termination under Subclause 18.5 (Automatic Termination) of which it is aware.

18.9	Agents may appoint successors

If the Issuing and Paying Agent, or any other Agent gives notice of its resignation in accordance with Clause 18.2 (Resignation) and by the tenth day before expiry of such notice a successor has not duly been appointed in accordance with Clause 18.1 (Appointment and Termination), the Issuing and Paying Agent or (as the case may be) the relevant Agent may itself, with the agreement of the Relevant Issuer and the written approval of the Note Trustee, appoint as its successor any reputable or experienced financial institution and give notice of any such appointment to the Relevant Issuer, the remaining Agents, the Note Trustee and the Noteholders, whereupon the Relevant Issuer, the remaining Agents, the Note Trustee and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

19.	COMMUNICATIONS

19.1	Method

Each communication under this Agreement shall be made in English by fax, electronic communication or otherwise in writing.  Each communication or document to be delivered to any party under this Agreement shall be sent to that party at the fax number, postal address or electronic address, and marked for the attention of the person (if any), from time to time designated by that party to the Issuing and Paying Agent (or, in the case of the Issuing and Paying Agent, by it to each other party) for the purpose of this Agreement.  The initial telephone number, fax number, postal address, electronic address and person so designated are set out in the Procedures Memorandum.

19.2	Deemed Receipt

Any communication from any party to any other under this Agreement shall be effective, (if by fax) when the relevant delivery receipt is received by the sender, (if in writing) when delivered and (if by electronic communication) when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) outside business hours or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place.  Any communication delivered to any party under this Agreement which is to be sent by fax or electronic communication will be written legal evidence.

20.	NOTICES

20.1	Publication

At the request and expense of the Relevant Issuer, the Issuing and Paying Agent shall arrange for the publication of all notices to Noteholders (other than those to be published by the Calculation Agent).  Notices to Noteholders shall be published in accordance with the Conditions and, unless the Note Trustee otherwise directs, shall only be published in a form which has been approved by the Note Trustee.  Any obligation that the Relevant Issuer (and the Agents on its behalf) may have to publish a notice to Noteholders shall be deemed to have been met upon delivery of such notice to Euroclear and/or Clearstream, Luxembourg or any additional or alternative clearing system approved by the Issuers, the Registrar and the Issuing and Paying Agent.

20.2	Notices from Noteholders

Each of the Issuing and Paying Agent and the Registrar shall promptly forward to the Relevant Issuer any notice received by it from a Noteholder whether electing to exchange a Global Note for Definitive Notes or otherwise.

20.3	Copies to the Note Trustee

The Issuing and Paying Agent shall promptly send to the Note Trustee two copies of the form of every notice to be given to Noteholders for approval and of every such notice once published.

21.	SEVERAL OBLIGATIONS AND NO CROSS-DEFAULT

Notwithstanding any other provision of this Agreement (or any other document entered into in connection with the issue of the Notes), the obligations of each Issuer are several and if a misrepresentation, breach, default or event of default (or anything analogous thereto) (a Default) occurs as a result of any act or omission or state of affairs which, in each case, relates only to a Issuer, such Default shall be deemed not to have occurred in relation to the other Issuer (the Other Issuer) and, accordingly, no liability, right, action, remedy, demand, claim, acceleration of any liability or other enforcement or remedied action may be taken against the Other Issuer.

22.	GOVERNING LAW AND JURISDICTION

22.1	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

22.2	Submission to Jurisdiction

In relation to any legal action or proceedings arising out of or in connection with this Agreement (Proceedings), the Issuers and the Agents irrevocably submits to the jurisdiction of the High Court of Justice in England and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.  This Clause is for the benefit of each of the other parties to this Agreement and shall not affect the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude any of them from taking Proceedings in any other jurisdiction (whether concurrently or not).

23.	MODIFICATION

For the avoidance of doubt, this Agreement may be amended by further agreement among the parties hereto and without the consent of the Noteholders.

24.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when so executed shall constitute one and the same binding agreement between the parties.

THIS AGREEMENT has been entered into on the date stated at the beginning.

SCHEDULE 1

FORM OF EXERCISE NOTICE FOR REDEMPTION OPTION

[ISSUER]
Euro Medium Term Note Programme
Series No: [●]

By depositing this duly completed Notice with any Paying Agent or Transfer Agent for the Notes of the above Series (the Notes) the undersigned holder of such of the Notes as are, or are represented by the Certificate that is, surrendered with this Notice and referred to below irrevocably exercises its option to have such Notes, or the nominal amount of Notes specified below redeemed on [●] under Condition 6[(f) (Redemption at the Option of Noteholders)]/[(g) (Redemption at the Option of the Noteholders on a Restructuring Event)] of the Notes.

This Notice relates to Notes in the aggregate nominal amount of [●], bearing the following certificate numbers:

If the Notes (or the Certificate representing them) to which this Notice relates are to be returned, or, in the case of a partial exercise of an option in respect of a single holding of Registered Notes, a new Certificate representing the balance of such holding in respect of which no option has been exercised is to be issued, to their holder, they should be returned by post to (1):

Payment Instructions

Please make payment in respect of the above Notes as follows:

*(a) by [currency] cheque drawn on a bank in [the principal financial centre of the currency] and mailed to the *[above address/address of the holder appearing in the Register].

*(b) by transfer to the following [currency] account:

Bank:

Branch Address:

Branch Code:

Account Number:

Account Name:

*Delete as appropriate

Signature of holder:                                                      Certifying signature (2):

[To be completed by recipient Paying Agent or Transfer Agent]

Received by:

[Signature and stamp of Paying Agent or Transfer Agent]

At its office at:

On:

_____________________________

Notes

1
The Agency Agreement provides that Notes or Certificates so returned or Certificates issued will be sent by post, uninsured and at the risk of the Noteholder, unless the Noteholder otherwise requests and pays the costs of such insurance in advance to the relevant Agent.  This section need only be completed in respect of Registered Notes if the Certificate is not to be forwarded to the Registered Address.

2
The signature of any person relating to Registered Notes shall conform to a list of duly authorised specimen signatures supplied by the holder of such Notes or (if such signature corresponds with the name as it appears on the face of the Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent may reasonably require.  A representative of the holder should state the capacity in which he signs.

3	This Exercise Notice is not valid unless all of the paragraphs requiring completion are duly completed.

4
Notwithstanding the deposit of any Notes with the relevant Agent, the Agent acts solely as an agent of the Issuer and/or the Note Trustee and will not assume any obligation or responsibility towards or relationship of agency or trust for or with any of the owners or holders of the Notes, Receipts, Coupons or Talons or any other third party.

SCHEDULE 2

REGULATIONS CONCERNING THE TRANSFER AND REGISTRATION OF NOTES

These provisions are applicable separately to each Series of Notes.

1.	Each Certificate shall represent an integral number of Registered Notes.

2.
Unless otherwise requested by him and agreed by the Relevant Issuer and save as provided in the Conditions, each holder of more than one Registered Note shall be entitled to receive only one Certificate in respect of his holding.

3.
Unless otherwise requested by them and agreed by the Relevant Issuer and save as provided in the Conditions, the joint holders of one or more Registered Notes shall be entitled to receive only one Certificate in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the register of the holders of Registered Notes in respect of the joint holding.  All references to "holder", "transferor" and "transferee" shall include joint holders, transferors and transferees.

4.
The executors or administrators of a deceased holder of Registered Notes (not being one of several joint holders) and, in the case of the death of one or more of joint holders, the survivor or survivors of such joint holders shall be the only persons recognised by the Relevant Issuer as having any title to such Registered Notes.

5.
Any person becoming entitled to Registered Notes in consequence of the death or bankruptcy of the holder of such Registered Notes may, upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Transfer Agent or the Registrar shall require (including legal opinions), be registered himself as the holder of such Registered Notes or, subject to the preceding paragraphs as to transfer, may transfer such Registered Notes.  The Relevant Issuer, the Transfer Agents and the Registrar may retain any amount payable upon the Registered Notes to which any person is so entitled until such person shall be so registered or shall duly transfer the Registered Notes.

6.
Upon the initial presentation of a Certificate representing Registered Notes to be transferred or in respect of which an option is to be exercised or any other Noteholders' right to be demanded or exercised, the Transfer Agent or the Registrar to whom such Note is presented shall request reasonable evidence as to the identity of the person (the Presentor) who has executed the form of transfer on the Certificate or other accompanying notice or documentation, as the case may be, if such signature does not conform to any list of duly authorised specimen signatures supplied by the registered holder.  If the signature corresponds with the name of the registered holder, such evidence may take the form a certifying signature by a notary public or a recognised bank.  If the Presentor is not the registered holder or is not one of the persons included on any list of duly authorised persons supplied by the registered holder, the Transfer Agent or Registrar shall require reasonable evidence (which may include legal opinions) of the authority of the Presentor to act on behalf of, or in substitution for, the registered holder in relation to such Registered Notes.

SCHEDULE 3

ACCOUNTHOLDER CERTIFICATE OF NON-U.S. CITIZENSHIP AND RESIDENCY

[ISSUER]
(the Issuer)
EURO MEDIUM TERM NOTE PROGRAMME
Series No. [●] Tranche No. [●]
(the Securities)

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (United States person(s)), (ii) are owned by United States person(s) that (A) are the foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (financial institutions) purchasing for their own account or for resale, or (B) acquired the Securities through foreign branches of financial institutions and who hold the Securities through such financial institution on the date hereof (and in either case (A) or (B), each such financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is further to certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 903(b)(3) of Regulation S under the Securities Act of 1933, as amended (the Act) then this is also to certify that, except as set forth below (i) in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act; or (ii) in the case of equity securities, the Securities are owned by (x) non-U.S. person(s) (and such person(s) are not acquiring the Securities for the account or benefit of U.S. person(s)) or (y) U.S. person(s) who purchased the Securities in a transaction which did not require registration under the Act.  If this certification is being delivered in connection with the exercise of warrants pursuant to Section 903(b)(5) of Regulation S under the Act, then this is further to certify that, except as set forth below, the Securities are being exercised by and on behalf of non-U.S. person(s).  As used in this paragraph the term U.S. person has the meaning given to it by Regulation S under the Act.

As used herein, United States means the United States of America (including the States and the District of Columbia); and its possessions include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by [tested fax] on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [●] in nominal amount of such Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certificate is required in connection with certain tax laws and, if applicable, certain securities laws, of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceedings.

Dated:___________________________	___________________________________ The account holder, as, or as agent for, the beneficial owner(s) of the Securities to which this Certificate applies.

SCHEDULE 4

CLEARING SYSTEM CERTIFICATE OF NON-U.S. CITIZENSHIP AND RESIDENCY

[ISSUER]
EURO MEDIUM TERM NOTE PROGRAMME
Series No. [●] Tranche No. [●]
(the Securities)

This is to certify that, based solely on certifications we have received in writing, by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the nominal amount set forth below (our Member Organisations) substantially to the effect set forth in the Agency Agreement, as of the date hereof, [●] nominal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (United States persons), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (financial institutions) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of a category contemplated in Section 903(b)(3) of Regulation S under the Securities Act of 1933, as amended (the Act) then this is also to certify with respect to such nominal amount of Securities set forth above that, except as set forth below, we have received in writing, by electronic transmission, from our Member Organisations entitled to a portion of such nominal amount, certifications with respect to such portion, substantially to the effect set forth in the Agency Agreement.

We further certify (a) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest in respect of) the Global Security excepted in such certifications, and (b) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as at the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: ● [●]

Yours faithfully

[EUROCLEAR BANK S.A./N.V.
as operator of the Euroclear System]

or

[CLEARSTREAM BANKING, SOCIÉTÉ ANONYME]

By:   ......................................................................................

SCHEDULE 5

OBLIGATIONS REGARDING NOTES IN NGN FORM AND REGISTERED NOTES HELD UNDER THE NSS

In relation to each Series of Notes that is represented by an NGN or which is held under the NSS, the Issuing and Paying Agent or the Registrar, as the case may be, will comply with the following provisions:

(a)
The Issuing and Paying Agent or the Registrar will inform each of Euroclear and Clearstream, Luxembourg through the Common Service Provider of the initial issue outstanding amount for the Notes on or prior to the relevant Issue Date.

(b)
If any event occurs that requires a mark up or mark down of the records which either Euroclear or Clearstream, Luxembourg holds for its customers to reflect such customers' interest in the Notes, the Issuing and Paying Agent or the Registrar will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to Euroclear and Clearstream, Luxembourg (through the Common Service Provider) to ensure that (i) the issue outstanding amount of any Notes which are in NGN form, as set out in the records of Euroclear and Clearstream, Luxembourg, or (ii) the records of Euroclear and Clearstream, Luxembourg reflecting the issue outstanding amount of any Registered Notes held under the NSS, remains accurate at all times.

(c)
The Issuing and Paying Agent or the Registrar will at least monthly perform a reconciliation process with Euroclear and Clearstream, Luxembourg (through the Common Service Provider) with respect to the issue outstanding amount for the Notes and will promptly inform Euroclear and Clearstream, Luxembourg (through the Common Service Provider) of any discrepancies.

(d)
The Issuing and Paying Agent or the Registrar will promptly assist Euroclear and Clearstream, Luxembourg (through the Common Service Provider) in resolving any discrepancy identified in the issue outstanding amount of any Notes in NGN form or in the records reflecting the issue outstanding amount of any Registered Notes held under the NSS.

(e)
The Issuing and Paying Agent or the Registrar will promptly provide to Euroclear and Clearstream, Luxembourg (through the Common Service Provider) details of all amounts paid by it under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

(f)
The Issuing and Paying Agent or the Registrar will (to the extent known to it) promptly provide to Euroclear and Clearstream, Luxembourg (through the Common Service Provider) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

(g)
The Issuing and Paying Agent or the Registrar will (to the extent known to it) promptly provide to Euroclear and Clearstream, Luxembourg (through the Common Service Provider) copies of all information that is given to the holders of the Notes.

(h)
The Issuing and Paying Agent or the Registrar will promptly pass on to the Relevant Issuer all communications it receives from Euroclear and Clearstream, Luxembourg directly or through the Common Service Provider relating to the Notes.

(i)
The Issuing and Paying Agent or the Registrar will upon notification from the Relevant Issuer or the Note Trustee promptly notify Euroclear and Clearstream, Luxembourg (through the Common Service Provider) of any failure by the Relevant Issuer to make any payment due under the Notes when due.

SIGNATORIES

WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC

By:

WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC

By:

HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED

By:

HSBC BANK PLC

By: